UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

TINGO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	83-0549737
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

43 West 23rd Street New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 847-0144

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2022, Tingo, Inc. (“Tingo” or the “Company”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with MICT, Inc. (“MICT”), a Delaware corporation whose common shares are traded on the Nasdaq Capital Market under the symbol ‘MICT’, and MICT Merger Sub, Inc., a newly-formed wholly-owned subsidiary of MICT (“Merger Sub”). The full text of the Merger Agreement is attached as an exhibit to this Current Report. Unless otherwise defined herein, capitalized terms used below are defined in the Merger Agreement.

Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”). The Company will survive the Merger as a wholly-owned subsidiary of MICT and the separate corporate existence of Merger Sub will cease. After the completion of the Merger, the Articles of Incorporation of Merger Sub in effect immediately prior to the effective time will be the Articles of Incorporation of the surviving entity. After the completion of the Merger, in addition to certain existing officers and directors of MICT, the directors and officers of the Company immediately prior to the effective time of the Merger will be appointed as directors and officers of MICT.

Summary of the Merger Agreement

Structure and Consideration. The Merger will result in Tingo becoming a wholly-owned subsidiary of MICT, and the operations of Tingo, as an agri-fintech company, becoming the predominant operations of the consolidated businesses. The aggregate consideration tendered by MICT to the stockholders of Tingo as part of the Merger consists of newly-issued common stock of MICT equal to 77.5% of the outstanding shares of MICT following the closing of the Merger (the “Common Consideration Shares”) and certain shares of nonconvertible preferred stock, each of which carries ten (10) votes per share but which has no dividend, liquidation, or economic rights whatsoever (the “Preferred Consideration Shares”). The number of Preferred Consideration Shares is intended to be similar in proportion that the number of shares of the Company’s Class B common stock outstanding bears to the number of shares of Class A common stock outstanding. The Preferred Consideration Shares to be issued in connection with the Merger will be sold pursuant to an exemption to registration under Section 4(a)(2) of the Securities Act of 1933, as amended. With respect to the issuance of the Common Consideration Shares in the Merger, the Company and MICT will prepare, and MICT will file with the Securities and Exchange Commission (“SEC”), a registration statement on Form S-4.

Change of Corporate Name. Upon completion of the Merger, MICT will likely change its corporate name from MICT, Inc. to a name that reflects the Company’s agri-fintech business model as the predominant revenue driver of the combined enterprises.

Representations and Warranties. The Merger Agreement generally contains reciprocal representations and warranties of MICT and Tingo that are typical for a public company merger, and are qualified by information contained in SEC filings made by any party to the Merger Agreement.

Conditions to Completion. The completion of the Merger is subject to the satisfaction or, to the extent legally permissible, the waiver of a number of conditions in the Merger Agreement, such as:

•	the absence of any injunctions, writs, or restraining orders enjoining the Merger or other transaction contemplated by the Merger Agreement;

•	the expiration of all applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, Delaware law, Nevada law, the Securities Exchange Act of 1934, or any other relevant governmental authority;

•	approval for listing of the Common Consideration Shares by the Nasdaq Capital Market;

•	the accuracy of certain representations and warranties concerning the Company and MICT as set forth in the Merger Agreement;

•	the compliance of the Company and MICT with all applicable covenants as set forth in the Merger Agreement;

•	the filing of certain notices and the receipt of certain consents to the Merger by each party;

•	the effectiveness of a Registration Statement on Form S-4 registering the Common Consideration Shares received by the Tingo shareholders pursuant to the Merger.

Covenants. The Merger Agreement also contains mutual customary pre-closing covenants of each of MICT and Tingo, including covenants, among others, each to conduct their businesses in the ordinary course and in compliance in all material respects with all applicable laws and to refrain from taking certain actions without the other party’s consent.

Termination of the Merger Agreement. The Merger Agreement may be terminated at any time prior to the completion of the Merger in any of the following ways:

•	by the mutual written consent of the parties to the Merger Agreement;

•	by the failure of certain conditions to occur by December 31, 2022;

•	by a non-breaching party to the Merger Agreement following notice and applicable cure periods; and

•	for fiduciary reasons, by MICT in the event the MICT Board of Directors receives a ‘superior proposal’ to the terms of the Merger as such term is defined in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated by reference into this report.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Tingo, MICT, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Tingo, MICT or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, MICT or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and MICT that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the SEC by each company.

Governing Law and Arbitration. The Merger Agreement is governed by New York law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of federal and state courts located in New York, New York (and any appellate courts thereof). Any disputes under the Merger Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in New York, New York.

Other Agreements. In addition, the directors and officers of each of MICT and Tingo, along with certain other larger shareholders of each company, will enter into a Lock-Up Agreement, pursuant to which such person will agree, for a period of six months following the closing, not to transfer any of their shares of MICT, subject to the terms and conditions of the Lock-Up Agreement and certain exceptions as set forth in the Lock-Up Agreement.

Item 8.01	Other Events.

On May 10, 2022, the Company issued a press release announcing its entry into the Merger Agreement. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information about the Proposed Transaction and Where to Find It

The proposed transaction involving Tingo and MICT will be submitted to the stockholders of each of Tingo and MICT for their separate consideration. In connection with the proposed transaction, MICT will file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a prospectus with respect to the Common Consideration Shares to be issued in the proposed transaction. The Registration Statement will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE REGISTRATION STATEMENT CAREFULLY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Registration Statement and other relevant materials (when they become available) and any other documents filed or furnished by the Company or MICT with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, security holders will be able to obtain free copies of the Registration Statement from MICT by going to its investor relations page on its corporate website at https://investors.mict-inc.com/overview/default.aspx.

Safe Harbor and Forward-Looking Statements

This Current Report and exhibits thereto may contain certain forward-looking statements regarding possible future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, any risks and uncertainties with respect to the Company’s operations, as well as those contained in the Company’s quarterly, annual, and periodic filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated May 10, 2022, among MICT, Inc., MICT Merger Sub, Inc., and Tingo, Inc.

99.1	Press release issued on May 10, 2022 by Tingo, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tingo, Inc.

Date: May 12, 2022	By:	/s/ Kenneth Denos
		Name:	Kenneth Denos
		Title:	Secretary